ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (the "Agreement") is made and entered into this 14th day of June, 1996 and is by and between Pulau Electronics Corporation ("Pulau"), a Florida corporation, and ST Microwave (Arizona) Corporation ("STMA"), a Delaware corporation and wholly-owned subsidiary of Signal Technology Corporation ("Parent"), a Delaware corporation.

                                   Recitals

         A. STMA is engaged in the manufacture, repair and sale of magnetic core memory products, and related services (the "Business").

         B. Pulau desires to purchase from STMA, and STMA desires to sell to Pulau, the operating and intangible assets utilized in the conduct of the Business, on and subject to the terms and conditions contained in this Agreement.

                              Terms and Conditions

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and intending to be legally bound hereby, Pulau and STMA hereby agree as follows:

                                    ARTICLE I
                               General Provisions

         1.1 Certain Definitions and Meanings; Interpretation: For purposes of this Agreement, the term "parties" means (except where the context otherwise requires) Pulau and STMA; the term "person" includes any natural person, firm, association, partnership, corporation, or other entity other than the parties; and the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole, including all Annexes and Schedules hereto. Other terms used herein and identified with initial capital letters shall have the meanings set forth herein. The table of contents and the headings of the
Articles and sections of this Agreement have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement. All dollar amounts referred to herein are in United States Dollars.

                                   ARTICLE II
                                Purchase and Sale

         2.1 Transactions: On and subject to the terms and conditions of this Agreement, (a) Pulau will purchase from STMA, and STMA will sell to Pulau, or cause to be sold to Pulau, all of the Acquired Assets (as hereinafter defined in
Section 2.2), free and clear of any and all liens, security interests, charges, title restrictions and encumbrances of every kind and nature ("Encumbrances");
(b) Pulau will assume and become directly and solely responsible for the payment, performance or discharge, as the case may be, of all of the Assumed Liabilities (as hereinafter defined in Section 2.3); (c) Pulau will pay to STMA the Purchase Price (as hereinafter defined in Section 2.5) with such payment to be made as herein provided; (d) Pulau will place a purchase order with STMA for STMA's supply to Pulau, on a sub-contract basis, of not less than 65 units of Q65 core memories at such unit prices and delivery schedules as hereinafter provided; and (e) Pulau will pay to STMA, upon the completion and delivery by STMA to Pulau of the inventory, fixtures, machinery and equipment and intellectual property, such additional amounts as provided herein. Notwithstanding the consummation of such transactions, STMA will remain solely responsible for the payment, performance or discharge, as the case may be, of the Excluded Liabilities (as hereinafter defined in Section 2.4).

         2.2 Acquired Assets: For purposes hereof, "Acquired Assets" means all right, title and interest of STMA in and to the following:

                  (a) good and marketable title, free and clear of all Encumbrances, to all inventories of STMA on the Closing Date (as hereinafter defined in Section 4.2) of raw materials, loose core, work-in-process and finished goods relating to the Business, all as listed or described on Schedule 2.2(a) hereto or otherwise located at or in transit to STMA's Chandler, Arizona facility, but excluding such of the inventories which are required by STMA for the manufacture and completion of STMA's backlog as such exists on the Closing Date and for which STMA is contractually responsible, all of which are listed in
Schedule 2.2(a)(1) hereto ("STMA Backlog"), and to complete the purchase order issued by Pulau to STMA in connection with the subcontract referred to in Sections 2.1(d) and 2.7 hereof;

                  (b)  good  and  marketable   title,  free  and  clear  of  all
Encumbrances, in and to fixtures, tooling and machinery and equipment, used in the Business, all of which is listed on Schedule 2.2(b) hereto;

                  (c) those bids and quotations, and similar arrangements, if any, relating to the sale of core memory goods or services, which have not been accepted by customers or STMA as of the Closing Date all of which are listed on
Schedule 2.2(c) hereto;

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

                  (d) as of the Closing Date, as it relates to the Business as of the date of this Agreement, the following:

                           (i) good and marketable  title, free and clear of all
Encumbrances, in and to the domestic and foreign patents and patent applications related to the Business all of which are listed on Schedule 2.2(d)(i) hereto, including the goodwill associated therewith;

                           (ii) good and marketable title, free and clear of all
Encumbrances, in and to the domestic and foreign tradenames, trademarks, copyrights, service marks and all applications and registrations, all of which are listed on Schedule 2.2(d)(ii) hereto, including the goodwill associated therewith;

                           (iii) all of STMA's documentation directly related to
the Business which documentation evidences currently utilized (or under development) product formulations and associated manufacturing and process know-how, trade secrets, production methods and procedures, product testing and quality control, engineering and other drawings, product applications and specifications and associated know-how, unpatented inventions, research developments and know-how, technology, product literature and related materials, current customer and supplier lists and files, and similar marketing data in writing, including, without limitation, those listed or described on Schedule 2.2(d)(iii) hereto; and

                           (iv) STMA's  books and  records (or copies  thereof),
which books and records are directly related to the Business, provided that STMA may utilize such of the foregoing as necessary to complete outstanding orders as of the Closing Date and the Pulau purchase order and subcontract referred to in Sections 2.1(e) and 2.7 hereof.

                  (e) to the extent assignable and relating to the Business, all permits, approvals, qualifications, licenses and the like issued by any government or governmental unit, agency, board, body, instrumentality or other subdivision, whether federal, state or local, and all pending applications for any of same, all of which are listed on Schedule 2.2(e) hereto; and

                  (f) subject to the provisions of Section 5.3 hereof, all books and other records, whether written or in machine-readable form (including, without limitation, computerized records maintained on tapes, disks and other electronic or optical storage media), generated in connection with or otherwise related to the conduct of the Business and the Acquired Assets, and not related to any other business of STMA.

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

         2.3 Assumed Liabilities: For the purposes hereof, "Assumed Liabilities" means only the following liabilities and obligations as the same exist at the Closing Date and which arise from or relate to the conduct of the Business at or prior to, or after (as hereinafter defined) the Closing Date:

                  (a) all liabilities and obligations with respect to claims asserted by third parties after the Closing Date which seek relief in the form of return, replacement or repair of magnetic core memory products made, repaired or assembled by or on behalf of STMA in connection with the Business, which are under warranty as of the Closing Date or are delivered from STMA backlog (as defined herein) subsequent to the Closing Date, and which are asserted by third parties on or after the Closing Date pursuant to express written magnetic core memory product and/or repair warranties extended by STMA and all of which are set forth on Schedule 2.3(a). The foregoing notwithstanding, in no event whatsoever will Pulau be responsible for consequential damages, including loss of profits, with respect to such claims.

         2.4  Excluded   Liabilities:   For  the  purposes   hereof,   "Excluded
Liabilities" means, except for those matters referred to in Section 2.3(a) hereof, all other debts, liabilities and obligations of STMA of every kind and nature, including the following:

                  (a) all liabilities and obligations of STMA of whatever nature and whether known, or unknown, absolute, fixed or contingent or otherwise, arising out of, resulting from or relating to the conduct of the Business including all indebtedness, trade accounts payable and accrued expenses;

                  (b) all liabilities and obligations incurred by STMA in connection with the conduct of the Business which have been fully discharged or satisfied at or prior to the Closing;

                  (c) all liabilities and obligations arising out of, resulting from or relating to any violation by STMA of any statute, ordinance, regulation or other governmental requirement in connection with the use and ownership of the Acquired Assets or conduct of the Business, including environmental matters;

                  (d) except for product warranty matters which shall be handled in accordance with Section 2.3(a) hereof, all other pending or threatened claims, actions or litigation of the Business as of the Closing including injuries to persons, damages to property and similar matters to the extent arising out of or relating to the Business;

                  (e) all federal, state and local income, sales, franchise, property, sales and other taxes of STMA and the Business;

                  (f) all liabilities and obligations arising out of, or resulting from, or relating to claims, whether founded upon negligence, breach of warranty, strict liability in tort, or other similar legal theory, seeking compensation or recovery for or relating to injury to person or damage to property which occurs prior to or after the Closing Date and arises out of or relates to

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

core memory products made, repaired or assembled by or on behalf of STMA and sold by or on behalf of STMA or a representative, agent or distributor or services rendered by STMA before the Closing, excluding inventories included within the Acquired Assets which shall be the responsibility and liability of Pulau and excluding any work done by Pulau on behalf of STMA; and

                  (g) all liabilities and obligations with respect to employees of STMA and employee benefit and welfare plans of STMA.

         2.5 Purchase Price: For purposes hereof, the term "Purchase Price" means the aggregate sum of Three Hundred Thousand Dollars ($300,000).

         2.6 Payment of Purchase Price. Pulau will pay the Purchase Price as follows:

                  (a) Cash on the Closing Date. On the Closing Date, Pulau will pay STMA the sum of One Hundred Thousand Dollars ($100,000) by means of either a cashier's check drawn on immediately available funds or a wire transfer of immediately available funds to an account designated by STMA.

                  (b) Additional Cash Payments. Pulau will pay to STMA additional cash payments in the aggregate amount of Two Hundred Thousand Dollars ($200,000) for all inventory, fixtures, tooling, machinery and equipment and intellectual property which are included in the Acquired Assets and are not delivered on the Closing Date. Of such aggregate amount, One Hundred and Seventy Thousand Dollars ($170,000) shall be paid at the time of completion of delivery (as specified in Section 2.6(c)) to Pulau of the inventories and intellectual property included in the Acquired Assets by means of either a cashier's check drawn on immediately available funds or a wire transfer of immediately available funds to an account which STMA has designated. The remaining Thirty Thousand Dollars ($30,000) of such aggregate amount shall be paid at the time of completion of delivery (as specified in Section 2.6(c)) of the fixtures, tooling, machinery and equipment included in the Acquired Assets and described on Schedule 2.2(b) hereto, by means of either a cashier's check drawn on immediately available funds or a wire transfer of immediately available funds to an account which STMA has designated.

                  (c) Delivery. Delivery (as defined below) of inventory and intellectual property included in the Acquired Assets will be complete not later than thirty (30) days after the Closing Date. Delivery of fixtures, tooling, and machinery and equipment included in the Acquired Assets shall commence as soon as possible from and after the Closing Date and continue to the extent possible without adverse effect (at STMA's sole reasonable determination) to STMA's contractual obligations with respect to the STMA backlog set forth in Schedule 2.2(a)(1) and the subcontract referred to in Sections 2.1(d) and 2.7 hereof. Delivery of all Acquired Assets shall be complete not later than thirty (30) days after delivery of the last Q65 core memory unit

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

pursuant to the subcontract referred to in Sections 2.1(d) and 2.7 hereof. Pulau
shall  pay  all  reasonable  copying,  reproduction,   duplication,   packaging,
labeling, insurance, and freight costs associated with delivery.

               Delivery of inventory, fixtures, machinery and equipment, and intellectual property which are included in the Acquired Assets shall be deemed to have taken place when such items have been placed in the staging area of STMA's Chandler, Arizona facility, packaged as specified below, and when STMA has delivered to Pulau assignments of all patents listed on Schedule 2.2(d)(i) hereto and trademarks listed on Schedule 2.2(d)(ii) hereto conveying to Pulau STMA's right, title and interest thereto.

               Packaging of inventory items shall be in commercial grade cardboard boxes. Documentation shall be packaged in the same (or similar) storage containers as it currently occupies in the ordinary course of business. Equipment shall not be packaged, but loose cables, accessories and other appendages shall be secured, and the equipment shall be in a condition acceptable for shipment by padded van.

         2.7 Subcontract. On or before the Closing Date, Pulau will issue its purchase order to STMA, substantially in the form of Annex 1 hereto, whereby, among other things, Pulau will subcontract the manufacture by STMA of not less than 65 units of Q65 core memories and pay STMA a per-unit price of Sixteen Thousand Five Hundred Dollars ($16,500). Additionally, STMA will, as provided in
Section 2.1(d) hereof, subcontract to Pulau elements of work in the production of the units of Q65 core memories on such additional terms and conditions as may be mutually agreed between STMA and Pulau, provided, however, that Pulau has been qualified as a supplier at no cost to STMA for the anticipated elements of work, and provided that Pulau must perform to STMA's requirements within the cost, schedule and quality requirements outlined by STMA. STMA will retain the right to terminate Pulau for non-performance to contract under the U.S. Government Federal Acquisition Regulations.

                                  ARTICLE III
                         Representations and Warranties

         3.1 Representations and Warranties: STMA hereby represents and warrants to Pulau as follows:

                  (a) Organization and Existence: STMA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                  (b) Power and Authority: STMA has full corporate power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements,

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

certificates and documents contemplated hereby (collectively "Other Agreements"). STMA has full corporate power and authority to own, lease and operate the Acquired Assets and to conduct the Business, as same are currently being conducted.

                  (c) Authorization: The execution, delivery and performance of this Agreement and all Other Agreements, by STMA have been duly authorized by all requisite shareholder and corporate action.

                  (d) Binding Effect: Upon execution and delivery by STMA, this Agreement and the Other Agreements will be and constitute the valid, binding and legal obligations of STMA, enforceable against STMA in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (e) No Default: Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by STMA of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Certificate of Incorporation or By-Laws of STMA or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation included in Acquired Assets or necessary for the operation of the Business following the Closing Date or any other material contract, commitment, or other obligation to which STMA is a party, or create or result in the creation of any encumbrance on any of the Acquired Assets.

                  (f) No Consents: STMA has, after reasonable inquiry, no knowledge that any consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, is required prior to Closing, except for consents, approvals or waivers to be obtained pursuant to Section 4.3(a)(2) hereof.

                  (g) Finders: STMA has not engaged and is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with STMA's sale of the Acquired Assets.

                  (h) No Knowledge of Pulau Default: STMA has no knowledge that any of the Pulau's representations and warranties contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that Pulau is in default under any term or provision of this Agreement or the Other Agreements.

                  (i) Inventories: STMA has good and marketable title, free and clear of all liens, charges and encumbrances, to all inventories of every type and description included in the Acquired Assets.

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                  (j) Personal Property: STMA  has  good and marketable title to all of the machinery and equipment listed on Schedule 2.2(b) hereto. All of such machinery and equipment is and on the Closing Date, will be, in generally good and operable condition.

                  (k) Liabilities: STMA is not in default under any nonmonetary provision, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business or Acquired Assets.

                  (1) Litigation: Except as otherwise disclosed on Schedule 3.1(1) hereto, (1) there presently exists no litigation, proceedings, actions, claims or investigations pending in law or in equity, nor, to STMA's knowledge, are there any of the foregoing which are threatened, relating to the Acquired Assets or the Business; and (2) STMA is not subject to any notice, writ, injunction, order, or decree of any court, agency, or other governmental authority in connection with the Acquired Assets or the Business. Schedule 3.1
(1) hereto sets forth all pending litigation, proceedings, injunctions or decrees of any court, agency or governmental authority pending against or otherwise involving or relating to the Business, the Assumed Liabilities, or the Acquired Assets.

                  (m) Permits and  Approvals:  Except as otherwise  disclosed on
Schedule 3.1(m) hereto, insofar as the Business is concerned, (1) STMA is not in default under any permit, approval or qualification included within the Acquired Assets, nor to STMA's knowledge is there any existing condition which, with the giving of notice or the passage of time, or both, would constitute such a default; in either case which default is likely to have a material adverse effect on the acquired assets or business, (2) to STMA's knowledge, no additional permit, approval or qualification of any government or governmental unit, agency, board, body or instrumentality, whether federal, state or local, is necessary for the conduct of the Business as same has been and is being conducted; and (3) there is no lawsuit or proceeding pending or, to STMA's knowledge, threatened with respect to any of the foregoing.

                  (n) Compliance with Laws: Except as otherwise expressly indicated on Schedule 3.1(n) hereto, (1) STMA is in material compliance, with all laws, ordinances, codes, restrictions, regulations and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and (2) there are no lawsuits or proceedings pending or, to STMA's knowledge, threatened with respect to the foregoing.

                  (o) Payment of Taxes; Tax Liens: All tax returns and all documents whether federal, state or local, required to be filed by STMA with respect to the Business have been or will be filed on or before the date on which such tax returns or other documents are required to

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

be filed and all taxes due and payable for all periods ended on the dates for which such tax returns and other documents cover have been or will be paid on or before the date on which such taxes are required to be paid. The Acquired Assets and Business are not and will not be encumbered by any liens arising out of or relating to unpaid taxes.

                  (p) Ordinary Course: The Business has been conducted by STMA in the ordinary and usual course since December 31, 1995. Further, except as disclosed on Schedule 3.1(p) hereto, STMA knows of, after reasonable inquiry, no dispute with any customer or vendor of STMA relating to the Business, which is or would be likely to have a material adverse effect on the Business or Acquired Assets.

                  (q) Intellectual Property: Other than those patents and patent applications listed in Schedule 2.2(d)(i) hereto and those trademarks and other items listed in Schedule 2.2(d)(ii) hereto, there are no patents and trademarks or applications therefor which are owned by STMA and used by STMA solely in connection with the Business as of the date of this Agreement. Except as otherwise disclosed in Schedules 2.2(d)(i) and 2.2(d)(ii) hereto, no rights or licenses to any of such intellectual property have been granted to any other parties. At the Closing Date, STMA will deliver assignments of such intellectual property conveying to Pulau STMA's right, title and interest thereto. After the Closing Date, Pulau will grant STMA, Parent or other legal agency acting on STMA or Parent's behalf, access to all intellectual property included in the Acquired Assets to the extent required to defend threatened or pending legal action against STMA or Parent.

                  Nothing herein shall be construed to grant or imply the grant of any right or license in Pulau to the use of the trademark "ST"; nor shall anything herein be construed to grant or imply the grant of any right or license in Pulau to any patent now or hereafter owned by STMA other than those specifically set forth in Schedule 2.2(d)(i) hereto.

                  (r)  Products  Liability:  Except as  otherwise  disclosed  in
Schedule 3.1(r) hereto, there have been no product liability lawsuits instituted, or to STMA's knowledge threatened, from January 1, 1990 through the
Closing   Date  with   respect  to  the   Business.

         3.2 Accuracy of STMA's Representations and Warranties: No representation, warranty or other statement made by STMA in this Agreement, the Other Agreements or the schedules hereto or thereto provided to Pulau contains any untrue statement of a material fact, or omits to state any material fact necessary to make such representation, warranty or other statement not misleading, in light of the circumstances in which same was made.

         3.3 Pulau's Representations and Warranties: Pulau hereby represents and warrants to STMA as follows:

                  (a) Organization and Existence: Pulau is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

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

                  (b) Power and Authority: Pulau has full corporate power and authority to execute, deliver and perform this Agreement and the Other Agreements.

                  (c) Authorization: The execution, delivery and performance of this Agreement and the Other Agreements by Pulau have been duly authorized by all requisite corporate action.

                  (d) Binding Effect: Upon execution and delivery by Pulau, this Agreement and the Other Agreements will be and constitute the valid, binding and legal obligations of Pulau enforceable against Pulau in accordance with the terms hereof and thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (e) No Default: Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by Pulau of its obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of Pulau's Certificate of Incorporation or By-Laws or of any material contract, commitment, or other obligation to which Pulau is a party.

                  (f) Finders: Pulau has not engaged, and is not directly or indirectly obligated to, anyone acting as a broker, finder or in any other similar capacity in connection with Pulau's purchase of the Acquired Assets.

                  (g) No Knowledge of STMA's Default: Pulau has no knowledge that any of STMA's representations and warranties contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that STMA is in default under any term or provision of this Agreement or the Other Agreements.

                  (h) Pulau's  Representations and Warranties True and Complete:
All representations and warranties of Pulau in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Closing.

         3.4 Survival: The parties' respective covenants to the extent unperformed at Closing, representations and warranties contained in this Agreement and the Other Agreements will survive the execution and delivery of this Agreement and the Other Agreements at the Closing.

                                   ARTICLE IV
                                    Closing

         4.1 The Closing: For purposes hereof, "Closing" means the time and place at which the transactions contemplated by this Agreement are consummated and the documents and instruments referred to in Section 4.3 hereof are executed and delivered by the parties.

         4.2 Time. Date and Place of Closing: The Closing will occur as of the close of business at 11:59 p.m. (Eastern Daylight Time) on the first business day following satisfaction of all of the conditions referred to in Article VII hereof but in no event whatsoever later than June 14, 1996 (the "Closing Date"). The Closing will take place at the offices of STMA in Chandler, Arizona.

         4.3 Deliveries at Closing: At the Closing:

                  (a) STMA shall deliver to Pulau a certificate executed by an officer of STMA with knowledge of the facts set forth to the effect that:

                           (1) all  corporate and other  proceedings  or actions
required to be taken by STMA in connection with the transactions contemplated by this Agreement have been taken;

                           (2) those consents or approvals, or effective waivers
thereof, to or of assignment, of those persons listed in Schedule 4.3(a)(2) hereto have been obtained;

                           (3)  all   requisite   governmental   approvals   and
authorizations   necessary  for   consummation  by  STMA  of  the   transactions
contemplated hereby have been duly issued or granted; and

                           (4) there has not been issued, and there shall not be
in effect, any injunction or similar legal order prohibiting or restraining consummation by STMA of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

                  (b) STMA shall deliver to Pulau:

                           (1) an executed Bill of Sale in the form set forth as
Annex 2 hereto conveying the owned personal property included in the Acquired Assets; and

                           (2) copies of  customer  warranties  as  provided  in
Section 2.3(a) hereof.

                  (c) All documents reflecting any actions taken, received or delivered by STMA pursuant to Sections 4.3(a) and 4.3(b) hereof shall be reasonably satisfactory in form and substance to Pulau.

                  (d) Pulau shall deliver to STMA a certificate executed by an executive officer of Pulau with knowledge of the facts set forth to the effect that:

                           (1) all corporate and other  proceedings  required to
be taken by Pulau in connection with the transactions contemplated by this Agreement have been taken;

                           (2)  all   requisite   governmental   approvals   and
authorizations   necessary  for   consummation  by  Pulau  of  the  transactions
contemplated hereby have been duly issued or granted; and

                           (3)  there has not been  issued,  and there is not in
effect, any injunction or similar legal order prohibiting or restraining consummation by Pulau of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

                  (e) Pulau shall deliver to STMA:

                           (1) the  cash  portion  of the  Purchase  Price to be
delivered on the Closing Date; and

                           (2) the  purchase  order  referred  to in Section 2.7
hereof.

                  (f) All documents reflecting any actions taken, received or delivered by Pulau pursuant to Sections 4.3(d) and 4.3(e) hereof shall be reasonably satisfactory in form and substance to STMA.

         4.4 STMA's Indemnity Obligation: STMA shall, at its sole cost and expense, indemnify and defend and hold harmless Pulau from and against the Excluded Liabilities provided that: (i) STMA is notified as soon as reasonably practicable in writing of any such claim; (ii) STMA shall have control of the defense and settlement negotiations; (iii) Pulau shall not be in default, subject to cure periods, in the payment of any amounts due under this Agreement; and (iv) Pulau provides STMA information available to Pulau and assistance for such defense provided STMA reimburses Pulau for all travel and out-of-pocket expenses.

                                   ARTICLE V
                             Actions After Closing

         5.1 Further Conveyances and Assurances: After the Closing, STMA will, without further cost or expense to, or consideration of any nature from Pulau, execute and deliver, or cause to be executed and delivered, to Pulau, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as Pulau may reasonably request as more completely to sell, transfer and assign to and fully vest in Pulau ownership to the Acquired Assets.

         5.2 Further Consents to Assignment: With respect to those consents or approvals (or effective waivers thereof) to or of assignment which are not obtained on or prior to Closing:

                  (a) the parties will make all reasonable efforts to obtain such consents or approvals (or an effective waiver thereof) at the written request therefor by Pulau after Closing; and

                  (b) if the parties are unable to obtain such consents or approvals, or an effective waiver thereof, then, with respect to the contract, lease, license, permit, approval or other item to or of which such consent or approval or effective waiver thereof is requested by Pulau in writing after the Closing, (1) this Agreement shall not constitute or be deemed to be an assignment or an agreement to assign such item if an attempted assignment without such consent or approval, or an effective waiver thereof, would constitute a breach of or default under such item or create in any party thereto the right or power to cancel or terminate such item, and (2) STMA will cooperate with Pulau in entering into or effecting any reasonable arrangement designed to provide Pulau with the benefit of STMA's rights under or pursuant to such item, including enforcement (at Pulau's expense which shall include without limitation out-of-pocket expenses of STMA but not any expenses for the time and effort of STMA personnel) of any and all rights of STMA against any other party as Pulau may reasonably request.

         5.3 Access to Former Business Records: For a period of five (5) years following the Closing, Pulau will retain all business records constituting part of the Acquired Assets and Assumed Liabilities. During such period, Pulau will afford authorized representatives of STMA free and full access to all of such records at reasonable times and during normal business hours at the principal business office of Pulau, or at such other location or locations at which such business records may be stored or maintained from time to time, and will permit such representatives to make abstracts from, or copies of, any of such records, or to obtain temporary possession of any thereof as may be reasonably required by STMA at STMA's sole cost and expense. During such period, Pulau will, at STMA's expense, cooperate with STMA in furnishing information, evidence, testimony, and other reasonable assistance in connection with any action, proceeding, or investigation relating to STMA's conduct of the Business prior to the Closing.

         5.4 Customer Inquiries: STMA will, from and after the Closing Date, refer to Pulau all customer inquiries, requests for bids and quotations and the like as may relate to the Business.

         5.5 Transitional Assistance: In the event that Pulau should request assistance of STMA personnel with respect to the shipment of inventory, machinery and equipment and process technology transfer or to support Pulau's proposal and/or production activity which may be required prior to completion of shipment of all machinery and equipment to Pulau, then in such event STMA would provide all such assistance to the extent available and Pulau would reimburse STMA, on a monthly basis, amounts set forth in Schedule 5.5 hereto.

                                   ARTICLE VI
                            Covenant Not to Compete

         As a material inducement to Pulau's becoming a party to this Agreement, STMA agrees that, except for the subcontracting to be provided by STMA in accordance with the provisions of Section 2.7, from and after the Closing Date, STMA will not at any time, during the fifteen (15) years after the date hereof, and will not cause or permit at any time during the fifteen (15) years after the date hereof, any of its affiliates, including Parent, to, directly or indirectly, alone or in association with any other person, firm, corporation or other business organization, manufacture or repair or offer for sale, or solicit sales for, any magnetic core memory products including those currently manufactured or sold by STMA or any magnetic core memory products which STMA currently has plans to manufacture or sell or any other magnetic core memory products similar thereto which compete with such magnetic core memory products, or carry on, or be engaged or concerned in, take part in, own, or share in the earnings of, any person, firm, corporation or other business organization engaged in, a business which manufactures or markets such magnetic core memory products (a "Similar Business");

         As a separate and independent covenant, STMA and Parent agree that, except for the subcontracting to be provided by STMA in accordance with the provisions of Section 2.7, from and after the Closing Date, STMA and Parent will not at any time, during the fifteen (15) years after the date hereof, and STMA and Parent will not at any time, during the fifteen (15) years after the date hereof, cause or permit any of their affiliates to, in any way, directly or indirectly, for the purpose of conducting or engaging in any Similar Business, to take away or interfere or attempt to interfere with any customer, trade, business or patronage of Pulau relating to the Acquired Assets or of any affiliate of Pulau relating to a Similar Business, or interfere with or attempt to interfere with any officers or employees of Pulau relating to the Purchased Assets or of any affiliate of Pulau relating to a Similar Business, or induce or attempt to induce any of them to leave the employ of Pulau or of any affiliate of Pulau or violate the terms of their contract with any of them (provided that STMA has knowledge of such contract.

                                   ARTICLE VII
                                   Conditions

         7.1 Conditions to Pulau's Obligations: The obligation of Pulau to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Closing;

                  (a) Northrop Grumman: The award by Northrop Grumman, Electronic Space and Systems Division ("Northrop") to Pulau of a contract for the production and delivery by Pulau of not less than 95 units of Q65 core memories to Northrop on terms and conditions acceptable to Pulau; provided, however, that Pulau shall not accept an award by Northrop to Pulau of a contract for the production and delivery by Pulau for the 95 units of Q65 core memories on or before the Closing Date without prior written consent of STMA and issuance
of  the  subcontract   referred  to  in  Section  2.7  to  STMA.

                  (b) Truth of Representations and Warranties: The representations and warranties of STMA contained in this Agreement and STMA's Schedules as updated from time to time from the date hereof through the Closing shall be true, accurate, and complete in all material respects as of the Closing, except with respect to the effect of transactions contemplated or permitted by this Agreement and except with respect to the effect of the passage of time upon dated material in the Schedules and Pulau shall have been given an officer's certificate to such effect.

                  (c) Performance of Covenants: STMA shall have performed and complied with all agreements and conditions required by this Agreement to be performed or satisfied by STMA, and STMA shall have delivered to Pulau all documents, certificates, and instruments required to be delivered by STMA under the terms of this Agreement and Pulau shall have been given an officer's certificate to such effect.

                  (d) Corporate Proceedings: All corporate and other proceedings or actions to be taken by STMA in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Pulau.

                  (e) Consents: All third party consents and approvals listed in
Schedule 4.3(a)(2) hereto shall have been obtained.

                  (f) No Restraints: There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending.

                  (g)   Governmental   Approvals:  All  requisite   governmental
approvals and authorizations necessary for consummation of the transactions contemplated hereby shall have been duly issued and granted.

                  (h) No Adverse Change: There shall have been no material damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business after March 31, 1996.

                  (i) Customer Notification: STMA shall have notified in writing each of its customers with which it has at the Closing Date executory agreements involving the Business that, from and after the Closing Date, (i) it will not accept core memory products for repair or any orders for any such products, (ii) Pulau is the owner of the Business and, (iii) with respect to the repairs and other matters relating to the Business, such customers should communicate with Pulau.

         7.2 Conditions to STMA's Obligations: The obligation of STMA to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Closing:

                  (a) Truth of Representations and Warranties: The representations and warranties of Pulau contained in this Agreement and Pulau's Schedules as updated from time to time from the date hereof through the Closing shall be true, accurate, and complete in all material respects as of the Closing, except with respect to the effect of the passage of time upon dated material in the Schedules and STMA shall have been given an officer's certificate to such effect.

                  (b) Performance of Covenants: Pulau shall have performed and complied with all agreements and conditions required by this Agreement to be performed or satisfied by Pulau, and Pulau shall have delivered all documents, certificates, and instruments required to be delivered by Pulau under the terms of this Agreement and STMA shall have been given an officer's certificate to such effect.

                  (c) Corporate Proceedings: All corporate and other proceedings to be taken by Pulau in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to STMA.

                  (d) No Restraints: There shall not have been issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending.

                  (e) No Adverse Change: There shall have been no material adverse changes (whether or not in the ordinary and usual course of business) in the financial condition, net worth, assets, liabilities, personnel, business or results of operations of Pulau after March 31, 1996.

                  (f)  Governmental   Approvals:   All  requisite   governmental
approvals and authorizations necessary for consummation of the transactions contemplated hereby shall have been duly issued and granted.

         7.3 Termination: This Agreement may be terminated, without liability on the part of either party to the other, by either STMA or Pulau if:

                  (a) Completion Date.  The  conditions precedent referred to in
Article VII hereof have not for whatever reason, or no reason at all, been completed by June 14, 1996; or

                  (b) Non-Fulfillment of Conditions. Any of the conditions precedent to the respective obligations of the parties under this Agreement have not been satisfied or waived on or prior to the Closing Date, provided, however, the parties hereto will from time to time after the date hereof, advise each other as to the satisfaction of such conditions as and when they are completed.

         7.4 Risk of Loss: Risk of loss shall pass at delivery. In the event of any damage or destruction of any of the Acquired Assets prior to their delivery to Pulau, STMA agrees to make an equitable adjustment to the Purchase Price but in no event less than the actual insurance proceeds received by STMA attributable to the damaged or destroyed Acquired Assets. STMA agrees to keep in force such insurance with respect to the Acquired Assets as was in place prior to December 31, 1995 until all remaining items of the Acquired Assets have been delivered to

Pulau. In the event of any loss or damage to any of the Acquired Assets listed in Schedule 2.2(b) as to which STMA receives no insurance proceeds, STMA's liability shall be limited to the actual cost of repair or replacement thereof, including labor and parts, but in no event shall such liability in the aggregate with respect to all such Acquired Assets exceed the sum of Thirty Thousand Dollars ($30,000).

                                  ARTICLE VIII
                                Indemnification

         8.1 Indemnification of STMA: Pulau will indemnify, defend, and hold STMA and its affiliates and their respective officers, directors and employees, harmless from and against, any and all liabilities, damages, losses, claims, costs and expenses (including reasonable attorneys' fees and court costs) arising out of or resulting from any of the following:

                  (a) the inaccuracy or falsehood of any representation, or the breach of any warranty by Pulau contained in this Agreement or the Other Agreements;

                  (b) the breach by Pulau of any covenant contained in this Agreement or the Other Agreements; and

                  (c) any  failure by Pulau on or after the date of the  Closing
(i) to pay or satisfy, or to cause to be paid or satisfied, any of the Assumed Liabilities when due and/or payable, or (ii) to perform any other obligations required to be performed by Pulau pursuant to this Agreement or the Other Agreements.

         8.2 Indemnification of Pulau: STMA will indemnify, defend and hold Pulau and its affiliates and their respective officers, directors and employees, harmless from and against any and all liabilities, damages, losses, claims, costs and expenses (including reasonable attorneys' fees and court costs) arising out of or resulting from any of the following:

                  (a) the inaccuracy or falsehood of any representation, or the breach of any warranty by STMA contained in this Agreement, the Other Agreements or the Schedules hereto;

                  (b) the breach by STMA of any covenant contained in this Agreement or the Other Agreements; and

                  (c) any failure by STMA (i) to pay or satisfy, or to cause to be paid or satisfied, any of the Excluded Liabilities, or any other liabilities which are not Assumed Liabilities hereunder, when due and payable, or (ii) to perform any other obligations required to be performed by STMA pursuant to this Agreement and the Other Agreements.

         8.3 Procedure for Claims: If either STMA or Pulau (including, in either case, parent corporations, subsidiaries and affiliates) (the "Claimant") desires to make a claim against any party obligated to provide indemnification under Sections 8.1 or 8.2 hereof, respectively (the

"Indemnitor"), with respect to any matter covered by such indemnification obligation, the procedures for making such claim shall be as follows:

                  (a) Third Party Claims: If the claim is for indemnification with respect to any action, suit, proceeding or demand at any time instituted or asserted against, or made upon, the Claimant by or on the behalf of a third party (a "Third Party Claim"), the Claimant will give prompt written notice to the Indemnitor of the institution, assertion or making of the Third Party Claim, and the nature thereof. Upon delivery of such notice the claim specified herein shall be deemed to have been made for purposes of this Agreement. The Indemnitor shall, within ten (10) days after receipt of such notice, give written notice to the Claimant as to whether or not the Indemnitor accepts the responsibility to defend and indemnify Claimant with respect to the Third Party Claim. If the Indemnitor accepts the responsibility to defend and indemnify the Claimant with respect to the Third Party Claim, the Claimant will then grant to the Indemnitor authority, and the Indemnitor will defend and proceed, at its sole expense, to cure, defend, compromise or settle the Third Party Claim, in the name of the Claimant or otherwise; provided, however, that any such defense of the Third Party Claim shall be conducted by counsel reasonably satisfactory to the Claimant, and that the Indemnitor shall not enter into any final compromise or settlement of the Third Party Claim without the prior written consent to Claimant. If the Indemnitor denies the responsibility to defend and indemnify the Claimant with respect to the Third Party Claim, or if the Indemnitor fails to respond in a timely manner to Claimant's notice of the Third Party Claim or fails to proceed in a diligent and timely manner to cure, defend, compromise or settle a Third Party Claim for which it has accepted responsibility pursuant to the foregoing provisions, the Claimant may then, proceed to cure, defend, compromise or settle such Third Party Claim as it shall in its sole discretion deem to be advisable, without prejudice to any right to indemnification Claimant may have against the Indemnitor with respect thereto, whether pursuant to this Agreement or otherwise.

                  (b) Non-Third Party Claims: If the claim is for indemnification with respect to a matter other than a Third Party Claim, the Claimant will give timely written notice to the Indemnitor of such claim, setting forth with reasonable particularity the basis, nature and dollar amount thereof. Upon delivery of such notice the claim specified therein shall be deemed to have been made for purposes of this Agreement. The Indemnitor shall, within thirty (30) days after receipt of such notice, give written notice to the Claimant as to whether or not the Indemnitor accepts the responsibility to indemnify Claimant with respect to such claim. If the Indemnitor accepts the responsibility to indemnify the Claimant with respect to such claim, the Indemnitor shall immediately pay to the Claimant the amount set forth in the notice thereof, with such payment to be made in immediately available funds, and upon actual receipt of such payment by the Claimant such claim shall be deemed to have been satisfied. If the Indemnitor denies the responsibility to indemnify the Claimant with respect to such claim, or if the Indemnitor fails to respond in a timely manner to notice of such claim, the liability of the Indemnitor to the Claimant for indemnification with respect to such claim shall be determined by a judgment entered by a court of competent jurisdiction, or by written consent of the Indemnitor.

                  (c) Limitation: Claims pursuant to the foregoing provisions of this Article VII must be made by claimant within two years after the Closing Date, and in no event shall impose liability upon the Indemnitor an amount greater than the Purchase Price. The foregoing limitation shall not in any manner apply with respect to either the Assumed Liabilities or the Excluded Liabilities.

                                   ARTICLE IX
                                 Miscellaneous

         9.1 Cooperation: The provision of Section 5.2 notwithstanding, Pulau and STMA will each cooperate with the other, at the other's request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving STMA's or Pulau's conduct of the Business or the transactions contemplated hereby.

         9.2 Severability: If any provision of this Agreement shall be finally determined to be unlawful or unenforceable, then such provision shall be deemed to be null and void and to be severed from this Agreement, and every other provision of this Agreement shall remain in full force and effect provided, however, that if this paragraph becomes applicable and if the effect thereof is to substantially impair the value of this Agreement to either party, the affected party may terminate this Agreement by written notice to the other.

         9.3  Expenses:  Except as otherwise  provided in Section 9.4 or Section
9.5 hereof, each party will bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions shall be consummated.

         9.4 Transfer and Property Taxes: STMA and Pulau will share in equal amounts any and all transfer taxes, if any, which may result from the transfer of the Acquired Assets from STMA to Pulau. Notwithstanding the foregoing, Pulau agrees to provide STMA with a tax exemption certificate acceptable to the taxing authorities stating that the inventory is being purchased for resale. All federal, state and local income taxes relating to the conduct of the Business until the Closing Date shall be the sole responsibility of STMA. STMA has currently paid property tax on the personal property involved in this transaction through the last tax year ended prior to the Closing Date of the applicable taxing authority, and will be liable for, and agrees to pay, personal property taxes on this property through the Closing Date.

         9.5 Bulk Sales Compliance: Pulau waives compliance by STMA with the applicable provisions of the Uniform Commercial Code regarding bulk sales, or any other similar bulk sales law, as presently in effect, and STMA covenants and agrees to pay and discharge when due all claims of creditors which could be asserted against Pulau by reason of such non-compliance.

         9.6 Notices: All notices, requests and other communications hereunder shall be in writing and shall be effective upon receipt. Notices shall be addressed:

         If to Pulau:           Pulau Electronics Corporation
                                12423 Research Parkway
                                Orlando, Florida 32826
                                Attn: Chief Financial Officer
                                Telefax: 407-381-9476

         If to STMA:            ST Microwave (Arizona) Corporation
                                340 N. Roosevelt Avenue
                                Chandler, Arizona 85226
                                Attn: President
                                Telefax: 602-961-6209

        with a copy to:         Signal Technology Corporation
                                955/975 Benicia Avenue
                                Sunnyvale, California 94086
                                Attn: President
                                Telefax: 408-730-6333

provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

         9.7 Assignment: This Agreement shall be binding upon and inure to the benefit of the successors of each of the parties hereto, but shall not be assignable by either party without the prior written consent of the other party.

         9.8 No Third Parties: This Agreement is not intended to, and shall not, create any rights in or confer any benefit upon any person other than the parties hereto. The assumption of any liability or obligation by Pulau pursuant to this Agreement and the exclusion of any liability or obligation hereunder shall have effect and shall create enforceable rights only as between the parties to this Agreement, and is not intended to and shall not be enforceable by, create any rights of whatever nature in, or confer any benefit upon any person other than the parties to this Agreement.

         9.9 Incorporation by Reference: The Schedules to this Agreement constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this reference.

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

         9.10 Governing Law: This Agreement shall be interpreted and construed and legal relations created shall be determined in accordance with the laws of Arizona as though this Agreement were entered into by residents of Arizona to be wholly performed in Arizona.

         9.11 Counterparts: More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original without production of the others.

         9.12 No Agency: Nothing in this Agreement shall make either party the agent of the other for any purpose whatsoever. Neither party shall bind or attempt to bind the other to any agreement or the performance of any obligation, nor represent that it has any right to enter into any undertaking on behalf of the other.

         9.13 Force Majeure: Neither party shall be liable for any failure to perform its obligations hereunder if such failure arises out of causes beyond its control, including, but not limited to acts of God, governmental action, nationalization, embargo, expropriation, labor disputes, strikes, riots, insurrection or inability to secure materials, labor or transportation. In the event of such delay, the time for such performance shall be extended for a period equal to the duration of such delay so caused. Each party shall give the other party notice of any event of force majeure immediately after it becomes known to such party.

         9.14 Complete Agreement: This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior letters of intent, agreements, covenants, arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either party relating thereto. It cannot be modified or amended except by a writing signed by authorized representatives of the parties. There are no warranties, representations or conditions except those expressly stated in this Agreement and the Schedules hereto.

         IN WITNESS WHEREOF, Pulau and STMA have each caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

ATTEST:                                PULAU ELECTRONICS CORPORATION

By:  Robert Esposito                   By:   Gary Y. Nakata
    ---------------------                  -------------------------
Title: Controller                      Title: Secretary
       ------------------                     ----------------------

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



ATTEST:                                ST MICROWAVE (ARIZONA) CORPORATION


By:  Robert Esposito                   By:  Gene L. Joles
    ---------------------                  -------------------------
Title: Controller                      Title: President
       ------------------                     ----------------------


ATTEST:                                SIGNAL TECHNOLOGY CORPORATION
                                       (As to Article VI Only)

By:  Robert Esposito                   By:  Russ D. Kinsch
    ---------------------                  -------------------------
Title: Controller                      Title:  Assistant Secretary
       ------------------                     ----------------------


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